                                                                   EXHIBIT 10.10

================================================================================


                             FIDELITY FEDERAL BANK,
                                     Seller


                                      and


                             CITADEL REALTY, INC.,
                                   Purchaser


                         REAL ESTATE PURCHASE AGREEMENT
                           Dated as of August 3, 1994


================================================================================

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
 ARTICLE I              DEFINITIONS................................................    1
      Section 1.01         Defined Terms...........................................    1
 ARTICLE II             SALE AND CONVEYANCE OF REO ASSETS..........................    4
      Section 2.01         Purchase and Sale of REO Assets.........................    4
      Section 2.02         Payment of Purchase Price...............................    5
      Section 2.03         Servicing...............................................    5
      Section 2.04         Closing Deliveries......................................    5
      Section 2.05         Recordation of Assignments and Deeds; Transfer Taxes....    7
      Section 2.06         Risk of Loss; Insurance.................................    7
      Section 2.07         Apportionments..........................................    8
      Section 2.08         Payment of Expenses.....................................    9
      Section 2.09         Legal Proceedings.......................................    9
      Section 2.10         Continuing Cooperation; Subsequent Documentation........   10
 ARTICLE III            REPRESENTATIONS AND WARRANTIES OF THE SELLER...............   10
      Section 3.01         General Representations and Warranties of the Seller....   10
      Section 3.02         Representations and Warranties as to the REO Property...   11
 ARTICLE IV             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.   12
      Section 4.01         Representations and Warranties of the Purchaser.........   12
 ARTICLE V              CONDITIONS PRECEDENT.......................................   14
      Section 5.01         Conditions Precedent To Be Performed by the Seller......   14
      Section 5.02         Conditions Precedent To Be Performed by the Purchaser...   15
 ARTICLE VI             MISCELLANEOUS PROVISIONS...................................   16
      Section 6.01         Governing Law; Jurisdiction; Consent
                              to Service of Process................................   16
      Section 6.02         Hart-Scott-Rodino.......................................   17
      Section 6.03         Confidentiality.........................................   17
      Section 6.04         Broker's Fees...........................................   17
      Section 6.05         Notices.................................................   17
      Section 6.06         Severability of Provisions..............................   18
      Section 6.07         Schedules and Exhibits..................................   18
      Section 6.08         Waivers and Amendments..................................   18
      Section 6.09         No Third Party Rights...................................   18
      Section 6.10         Successors and Assigns..................................   19
      Section 6.11         Captions................................................   19

                        Real Estate Purchase Agreement

                                                                                     Page
                                                                                     ----
      Section 6.12      Counterparts...............................................   19
      Section 6.13      Entire Agreement...........................................   19
      Section 6.14      No Merger..................................................   19

 SCHEDULES
 ---------
   Schedule 1.01-A        REO Property Schedule
   Schedule 2.04(a)(iii)  Security Deposits
   Schedule 2.07(c)       Construction and Engineering Agreements - Parthenia
   Schedule 3.01(iv)      Litigation

 EXHIBITS
 --------

   Exhibit 1.01-A  Form of Assignment of Intangible Personal Property
   Exhibit 1.01-B  Form of Bill of Sale

                        Real Estate Purchase Agreement

                         REAL ESTATE PURCHASE AGREEMENT

          THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement"), dated as of
                                                     ---------
August 3, 1994, is executed by and between Fidelity Federal Bank, a Federal Savings Bank (the "Seller"), and Citadel Realty, Inc., a Delaware corporation
                   ------
(the "Purchaser").
      ---------

          WHEREAS, the Seller owns certain REO Assets (as defined herein); and

          WHEREAS, the Purchaser desires to purchase and the Seller desires to sell such REO Assets and related rights and assets;

          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Section 1.01  Defined Terms.
                        -------------

          Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article and shall apply to the singular and plural forms:

          "Agreement" means this Real Estate Purchase Agreement including the
           ---------
schedules and exhibits hereto and all amendments hereof and supplements hereto.

          "Allocated Price" means, with respect to each REO Asset, the price set
           ---------------
forth on the REO Property Schedule as allocated to such REO Asset.

          "ALTA" means the American Land Title Association.
           ----

          "Apportionment Amount" shall have the meaning set forth in Section
           --------------------
2.07.

          "Assignment of Intangible Personal Property" means an Assignment of
           ------------------------------------------
Intangible Personal Property substantially in the form of Exhibit 1.01-A hereto.
                                                          --------------

          "Bill of Sale" means a Bill of Sale substantially in the form of
           ------------
Exhibit 1.01-B hereto.
- - --------------

          "Business Day" means any day other than (i) a Saturday or Sunday, or
           ------------
(ii) a day on which banking or savings and loan institutions in the State of California are authorized or obligated by law or executive order to be closed.

          "Camelback" shall have the meaning set forth in the REO Property
           ---------
Schedule.

          "Claims" shall have the meaning set forth in Section 4.01(viii).
           ------

          "Closing" means the closing of the purchase and sale of the REO Assets
           -------
hereunder, as provided in Section 2.01.

          "Closing Date" shall have the meaning set forth in Section 2.01.
           ------------

                        Real Estate Purchase Agreement

          "Deeds" shall have the meaning set forth in Section 2.04.
           -----

          "Deviation Amount" shall have the meaning set forth in Section 2.07.
           ----------------

          "Due Diligence Materials" means the Investors' Review Files and all
           -----------------------
other information with respect to the REO Properties made available by or on behalf of the Seller to or on behalf of the Purchaser.

          "Engineering Structural Report" means a report prepared at the request
           -----------------------------
of the Seller reporting the results of an inspection of a REO Property in an area affected by the Northridge Earthquake, made by a structural engineer after the Northridge Earthquake.

          "Escrow Agent" means the escrow agent appointed by the mutual
           ------------
agreement of the Seller and the Purchaser to assist the Closing.

          "Estimated Apportionment Amount" shall have the meaning set forth in
           ------------------------------
Section 2.07.

          "Harbor City" shall have the meaning set forth in the REO Property
           -----------
Schedule.

          "Insured Loss" means any condemnation (or the initiation of
           ------------
proceedings therefor) that is not a Material Loss and any casualty loss that is not a Material Loss and against which the Seller has valid insurance coverage.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

          "Investors' Review File" means, as to each REO Property, the
           ----------------------
information contained in the files made available to the Purchaser's representatives at the Seller's offices located at 700 North Central Avenue, Glendale, California, together with all supplementery information made available to the Purchaser at the Seller's offices or directly to the Purchaser prior to the date of this Agreement, which consisits of some or all of the following with respect to a particular REO Asset: (a) any physical inspection report concerning the related REO Property; (b) any Engineering Structural Report concerning the related REO Property; and (c) any title updates, current rent rolls, current operating statements, appraisals and similar materials prepared for presentation to investors.

          "Material Loss" means a casualty loss with respect to an REO Property
           -------------
of more than twenty-five percent (25%) of its Allocated Price, or a condemnation (or the initiation of proceedings therefor) of more than 25% of the Premises of an REO Property or that substantially impairs (or would impair) the ability to use the Premises of an REO Property for its intended purpose, whether or not the Seller has insurance against such casualty or condemnation, or any material casualty loss with respect to an REO Property against which the Seller does not have insurance.

          "Northridge Earthquake" means the major seismic event of January 17,
           ---------------------
1994, centered in the Northridge or Reseda area of Los Angeles, California, and all subsequent seismic events deemed to be aftershocks thereto and occurring prior to the Closing Date.

          "Parthenia" shall have the meaning set forth in the REO Property
           ---------
Schedule.

                        Real Estate Purchase Agreement

          "Permitted Encumbrances" means (a) the lien of real estate taxes and
           ----------------------
assessments, ground rents and other obligations under ground leases, personal property taxes, water rates, water frontage charges and/or meter charges, sewer taxes or rents, and vault charges, in each case not yet due and payable or, if due and payable, which may be paid without interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record of a type acceptable to lending institutions generally, (c) mechanics' or similar liens or claims for work, labor and materials relating to work performed by tenants on such REO Property (except any mechanic's liens or similar liens or claims relating to work performed by Seller or by tenants at the expense of Seller), (d) zoning and other land use restrictions and ordinances, including, without limitation, landmark, historic and wetland designations, (e) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage previously granted in connection with the REO Loan,
(f) rights of tenants under leases or other rights of tenants or rights of other occupants of the Premises, and (g) any laundry or other equipment leases.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

          "Premises" means, with respect to an REO Property, the buildings and
           --------
improvements on such REO Property.

          "Purchase Price" shall be an amount equal to $19,822,000.
           --------------

          "Purchaser" shall have the meaning set forth in the preamble to this
           ---------
Agreement.

          "Purchaser Loan Documents" means the Purchaser Notes, Purchaser
           ------------------------
Mortgages, environmental indemnity agreements and the other agreements and documents customarily required by the Seller in making similar loans secured by commercial or multi-family residential real property, as applicable, all in the form of the Seller's customary agreements and documents for such loans.

          "Purchaser Mortgage" means a deed of trust or mortgage creating a lien
           ------------------
on an REO Property to secure a Purchaser Note, in the form of the Seller's customary deed of trust or mortgage for a similar loan secured by commercial or multi-family residential real property, as applicable.

          "Purchaser Notes" means the promissory notes to be executed by the
           ---------------
Purchaser in favor of the Seller to pay a portion of the Purchase Price, as follows: (i) a seven (7) year promissory note in the principal amount of $4,450,000, bearing interest at an initial rate of 9.25% for twelve (12) months and thereafter at a variable rate based on the LIBOR plus 4.50%, amortized on a twenty-five (25) year schedule, and secured by a Purchaser Mortgage on Camelback; (ii) a ten (10) year promissory note in the principal amount of $5,775,000, bearing interest at an initial rate of 7.25% for twelve (12) months and thereafter at a variable rate based on the One-year Treasury Constant Maturity rate plus 3.625%, amortized on a thirty (30) year schedule, and secured by a Purchaser Mortgage on Vesselich; and (iii) a ten (10) year promissory note in the principal amount of $3,705,000, bearing interest at an initial rate of 7.25% for twelve (12) months and thereafter at a variable rate based on the One-year Treasury Constant Maturity rate plus 3.75%, amortized on a thirty (30) year schedule, and secured by a Purchaser Mortgage on Harbor City. All of the Promissory Notes shall be in the form of the Seller's customary promissory notes for similar loans secured by commercial or multi-family residential real property, as applicable.

                        Real Estate Purchase Agreement

          "REO Assets" means all the Seller's right, title and interest in and
           ----------
to the REO Properties and the REO Personal Property. REO Assets do not include rights to pursue deficiency judgments against any loan obligors from whom such REO Properties were acquired.

          "REO Loan" means a mortgage loan previously held by the Seller
           --------
pursuant to which mortgaged property became REO Property.

          "REO Personal Property" means the tangible and intangible personal
           ---------------------
property located on, appurtenant to or used exclusively in connection with the management of, the REO Property on the Closing Date, if any. The Seller makes no representation or warranty concerning the existence of any such REO Personal Property.

          "REO Property" means (i) the real property to which title has been
           ------------
acquired by the Seller by foreclosure, deed in lieu of foreclosure or similar means which is identified on the REO Property Schedule, and the related Premises. An REO Property includes all of the Seller's ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, adjoining the relevant Premises to the center line thereof, and all fixtures, attachments, appliances, equipment, machinery and other articles, if any, attached or appurtenant to the relevant Premises on the date of this Agreement.

          "REO Property Schedule" means the list of REO Properties subject to
           ---------------------
this Agreement and identified on Schedule 1.01-A attached hereto, which schedule
                                 ---------------
sets forth the following information with respect to each REO Property as of the date of this Agreement:

                  (i) the identifying number of the related REO Loan;

                  (ii) the street address and unit number, if any, of the REO Property including state and zip code;

                  (iii) the type of real property constituting the REO Property; and

                  (iv) the portion of the Purchase Price allocated to the related REO Asset.

          "Seller" shall have the meaning set forth in the preamble to this
           ------
Agreement.

          "Vesselich" shall have the meaning set forth in the REO Property
           ---------
Schedule.

                                   ARTICLE II



                        SALE AND CONVEYANCE OF REO ASSETS

          Section 2.01  Purchase and Sale of REO Assets.
                        -------------------------------

          The Seller hereby agrees to sell, assign, transfer, set over and convey to the Purchaser, and the Purchaser hereby agrees to purchase, all of the Seller's right, title and interest in and to the REO Assets, without recourse to the Seller except as expressly set forth herein, on July __, 1994, or such other date as is agreed between the Purchaser and the Seller (the "Closing Date").
                                                             ------------
The Purchaser hereby agrees to assume each and every obligation of the Seller (if any) arising on or after the Closing Date and relating to the REO Assets.
On the Closing Date, the Seller shall also deliver to the Purchaser or to a custodian designated by the Purchaser all documents and instruments specified in
Section 2.04.  On the Closing Date, the Purchaser shall pay

                        Real Estate Purchase Agreement
to the Seller or its designee, in accordance with Section 2.02, the Purchase Price, plus or minus, as the case may be, the Estimated Apportionment Amount, and shall deliver to the Seller the documents and instruments specified in
Section 2.04(b). The Seller and the Purchaser agree that no part of the Purchase Price is allocable to any REO Personal Property.

          The Closing shall take place at the offices of the Seller or its attorneys at 9:00 AM (P.D.T.) on the Closing Date or, upon reasonable notice by the Seller to the Purchaser, at such other time or place on the Closing Date as may be designated by the Seller.

          Section 2.02  Payment of Purchase Price
                        -------------------------

          On the Closing Date, the Purchaser shall pay the Purchase Price to the Seller by paying $5,892,000 in cash, by wire transfer in immediately available funds to the account specified by the Seller, or if no account is specified before two Business Days prior to such date, by bank certified check payable in next day funds; and by the execution and delivery to the Seller of the Purchaser Notes, the Purchaser Mortgages and the other Purchaser Loan Documents.

          The Purchaser acknowledges that, in addition to the Purchase Price, the Purchaser shall pay to the Seller the loan fees set forth in the Purchaser Loan Documents incurred in connection with the credit facilities provided to the Purchaser pursuant to this Section.

          Section 2.03  Servicing.
                        ---------

          From the date of this Agreement up to and including the Closing Date, without the consent of the Purchaser, the Seller shall continue to service the REO Properties, to the extent practicable, using the same servicing procedures applicable to the REO Properties as the Seller used for its own account prior to the date of this Agreement as it would follow for its own account; provided, however, that Seller shall not negotiate or execute any commercial leases or commit to any capital expenditures on the REO Properties during this period without the prior written consent of the Purchaser.

          Section 2.04  Closing Deliveries.
                        ------------------

          (a) The Seller shall, on the Closing Date, deliver and release to the Escrow Agent the following documents and items in respect of each REO Asset:

                  (i) Grant deeds or their equivalent (special warranty deeds) under the law of the State where the REO Property is located (the "Deeds"), duly executed and acknowledged by the Seller, in proper
          ------
          form for recording, conveying to the Purchaser good and marketable fee simple title to the REO Properties, subject only to Permitted Encumbrances and such other matters to which the Purchaser is required or agrees to be subject pursuant to this Agreement. For convenience, at the Seller's option, there may be omitted from the Deeds a listing of all Permitted Encumbrances and such other matters, but, nevertheless, such Permitted Encumbrances and other matters shall be incorporated therein by reference to this Agreement and shall survive the delivery thereof.

                  (ii) Copies of foreclosure deeds, certificates of foreclosures, deeds in lieu of foreclosure and related documents by which the Seller acquired its ownership rights to the REO Properties to the extent applicable and in the possession of, or reasonably available to, the Seller. In addition to the foregoing items to be delivered to the Purchaser by the Seller as a condition to Closing, the

                        Real Estate Purchase Agreement
          parties hereby agree that the Purchaser may, at its own initiative and expense, make copies of such other readily accessible information in the possession of the Seller related to the REO Properties as the Purchasers may reasonably request.

                  (iii) Any assignments of leases in recordable form, assigning to the Purchaser all of the Seller's right, title and interest as landlord in and to leases of the REO Properties or portions thereof, if any, together with security deposits held by the Seller as shown on
          Schedule 2.04(a)(iii) attached hereto, and pursuant to which the Purchaser assumes all of the Seller's duties and obligations with respect thereto, together with such executed leases as the Seller has in its possession.

                  (iv) A Bill of Sale duly executed by the Seller and in proper form to transfer the Seller's right, title and interest in all of the tangible REO Personal Property for all of the REO Property, if any, to the Purchaser.

                  (v) An Assignment of Intangible Personal Property duly executed by the Seller and in proper form to transfer the Seller's right, title and interest in all of the intangible REO Personal Property for all of the REO Property, if any, to the Purchaser.

                  (vi) Keys and any other access devices for each REO Property to the extent available and in the possession of the Seller or instructions as to where such keys and other access devices are located.

                  (vii) Letters, to be prepared by the Purchaser, executed by the Seller or its management agent, if any, addressed to all tenants of REO Properties, notifying and directing payment of all rent and other sums due from tenants from and after the Closing Date to be made to the Purchaser or at its direction.

                  (viii) An affidavit stating that the Seller is not a "foreign person" pursuant to Section 1445(b)(2) of the Internal Revenue Code (and the Purchaser agrees that upon the execution and delivery of such to the Purchaser, no deduction shall be made or claimed against the Purchase Price by reason of the requirements of Section 1445 of the Internal Revenue Code).

                  (ix) An affidavit stating that Seller is exempt from the withholding provisions of California Revenue and Taxation Code Sections 18805 and/or 26131.

In addition, the Seller shall request that American Express Corporation, the largest tenant in Camelback, execute an estoppel certificate in the form provided by the Purchaser, but execution of such estoppel certificate shall not be a condition of Closing or in any way affect the rights of the Seller and the Purchaser under this Agreement.

          (b) The Purchaser shall, on the Closing Date, deliver and release to the Seller or to a custodian designated by the Seller the following documents:

                  (i) The Purchaser Notes, duly executed by the Purchaser.

                  (ii) The Purchaser Mortgages, duly executed and acknowledged by the Purchaser, in proper form for recording, granting a first mortgage lien to the Seller, subject only to the Permitted Encumbrances and such other matters to which the Purchaser was required or agreed to be subject pursuant to this Agreement.

                        Real Estate Purchase Agreement

                  (iii) The other Purchaser Loan Documents, duly executed and, where required, acknowledged by the Purchaser.

                  (iv) Certificates of insurance, evidencing compliance by the Purchaser with the provisions of the Purchaser Mortgages requiring insurance coverage.

                  (v) An ALTA lender's policy of title insurance with Endorsement Nos. 100, 110.9, 116, 111.8, 103.1 (if applicable), 100.24
          (if applicable), and such other endorsements as Seller may customarily require based on the premilinary title report and the nature of the property, at the Purchaser's expense. The parties acknowledge that the Escrow Agent will not be provided with ALTA surveys of the REO Properties.

          Section 2.05  Recordation of Assignments and Deeds; Transfer Taxes.
                        ----------------------------------------------------

          (a) The Seller and the Purchaser shall affect the Closing for the REO Assets through an Escrow Agent, which Escrow Agent shall, among other things, prepare, record and deliver Deeds in accordance with the terms hereof and any supplementary escrow instructions mutually executed and delivered by the Seller and the Purchaser. The Seller and the Purchaser shall take such actions as the Seller may reasonably require in order to allow the Closing through the Escrow Agent, including without limitation the depositing of documents with the Escrow Agent. The costs and expenses of the Escrow Agent shall be borne by the Purchaser

          (b) The Escrow Agent shall promptly upon the Closing record all Deeds and Purchaser Mortgages and shall pay, as and when due, any transfer taxes, deed stamps, recording fees and other similar charges required to be paid in connection with the purchase of the REO Assets contemplated by this Agreement. All such transfer taxes, deed stamps, recording fees and other similar charges shall be paid through escrow by the Purchaser.

          Section 2.06  Risk of Loss; Insurance.
                        -----------------------

          (a) From and after the Closing Date the Purchaser assumes all risk of loss to the REO Properties and shall arrange for insurance coverage at its discretion.

          (b) If after the date of this Agreement and prior to the Closing Date any REO Property or portion thereof suffers a Material Loss, then the related REO Asset will not be sold (and the related REO Property will not be deemed an REO Property hereunder) and the Purchase Price will be reduced by the corresponding Allocated Price.

          (c) If after the date of this Agreement and prior to the Closing Date any REO Property or portion thereof suffers an Insured Loss, then the Purchaser shall purchase the related REO Asset and the Seller shall assign to the Purchaser the condemnation proceeds or the proceeds of the insurance covering the Insured Loss, as applicable.

          (d) If a determination as to whether a Material Loss or an Insured Loss has occurred with respect to a REO Property cannot be made prior to the Closing Date, the Purchaser shall purchase the related REO Asset as if such REO Property had suffered an Insured Loss, provided, however, that if a
                                       --------  -------
determination is made within sixty (60) days after the Closing Date that such REO Property suffered a Material Loss, then the Purchaser, at its option, may require the Seller to repurchase the related REO Asset at its Allocated Price by so notifying the Seller within ten (10) Business Days of such determination.

                        Real Estate Purchase Agreement

          Section 2.07  Apportionments.
                        --------------

          (a) The following items received or paid by or on behalf of the Seller prior to the Closing Date shall be apportioned between the Seller and the Purchaser as of 11:59 p.m. on the day preceding the Closing Date:

                  (i) All payments, rents and other income or proceeds with respect to the related REO Property, on a cash basis, including without limitation, rents, month to month holdover charges, furniture rentals, corporate rentals and services, and laundry equipment rentals.

                  (ii) Real property taxes and assessments, and amounts prepaid or payable for any hazard insurance policy or other insurance policy being transferred to the Purchaser.

                  (iii) Utility charges, including water, sewer, electricity and gas, and maintenance charges, if any, for sewers. In conjunction with such apportionments, the Purchaser and the Seller shall notify, or cause to be notified, all utilities servicing the REO Properties of the change in ownership and direct that all future billings be made to the Purchaser at the address of the REO Property with no interruption of service and the Seller shall secure the release of any such utility deposits, provided that the Purchaser shall cooperate in the same without expense to the Purchaser. The Seller shall use its best efforts to procure final meter readings for all utilities as of the Closing Date and to have such bills rendered directly to the Seller. To the extent that tenants are responsible for and receive all such statements, no such notifications shall be required.

                  (iv) Fees and charges under any management, service, supply, security, maintenance or other similar contracts, and common charges.

                  (v) Other operating expenses for the REO Properties, including without limitation prepaid expenses and accounts payable with respect to such expenses.

          (b)    The actual net amount of the apportionments described in
Section 2.07(a) shall be the "Apportionment Amount."  For purposes of the
                              --------------------
Closing Date the Seller shall calculate an estimate of the Apportionment Amount (the "Estimated Apportionment Amount"), on the basis of the actual amounts of
      ------------------------------
any items apportioned if known by the Seller as of the Closing Date, or the Seller's good faith estimation of such amounts, if not so known. The Seller or the Purchaser, as applicable, shall pay to the other party the Estimated Apportionment Amount in accordance with Section 2.01. The Seller shall deliver a reconciliation report to the Purchaser within sixty (60) days after the Closing Date which shall set forth the actual deviations from any such good faith estimations and the overall deviation between the Apportionment Amount and the Estimated Apportionment Amount (the "Deviation Amount"). The party which
                                         ----------------
received the benefit of the Deviation Amount shall pay such amount to the other party hereto by wire transfer of immediately available funds to the account specified by the Seller or the Purchaser, as the case may be, within ten (10) Business Days after the Seller delivers such reconciliation report to the Purchaser, or if no account is specified before two Business Days prior to such date, by bank certified check payable in next day funds.

                        Real Estate Purchase Agreements

          (c) Notwithstanding anything to the contrary contained in the foregoing, with respect to Parthenia the Seller shall complete and shall pay for all fees and expenses associated with the earthquake repairs and related improvements currently in process as described in the construction and engineering contracts attached hereto as Schedule 2.07(c), regardless of whether such payments become due before or after the Closing Date.

          2.08  Payment of Expenses.
                -------------------

          After the date of this Agreement, the Seller shall continue to pay any expenses of the kind described in Section 2.07 which become due and payable in the ordinary course of business and include such expenses in the apportionment under Section 2.07. The Seller shall not pay any such expenses becoming due and payable on or after the Closing Date.

          Section 2.09  Legal Proceedings.
                        -----------------

          (a) With respect to any REO Property that is, as of the Closing Date, the subject of litigation or other legal proceeding (including, without limitation, a bankruptcy, eviction, foreclosure or receivership proceeding), the Purchaser agrees that it shall, at its own cost, within thirty (30) days after the Closing Date, (i) notify the Clerk of the Court, all parties who have appeared, all counsel of record and any other Person required by law to be notified, in each such proceeding, of the transfer of the REO Property from the Seller to the Purchaser, (ii) file pleadings to relieve the Seller's counsel of record from further responsibility in such litigation or other legal proceeding (unless said counsel has agreed, with the Seller's written consent, to represent the Purchaser in said proceedings at the Purchaser's expense), and (iii) remove the Seller as a party in such action and substitute the Purchaser as the real party-in-interest, and change the caption thereof accordingly. In connection therewith, after the Closing Date, the Purchaser shall have the sole responsibility to obtain all documents pertaining to the REO Property then in the possession of any such counsel and to determine the appropriate direction and strategy for such litigation or other legal proceeding. The Seller agrees to cooperate and use reasonable efforts to assist the Purchaser in obtaining the release of such documents to the Purchaser. The Purchaser acknowledges that its failure to comply with the provisions of this Section 2.09 may affect the Purchaser's rights in any such litigation or other legal proceeding (and may result, without limitation, in dismissal with prejudice or the running of any statute of limitations). If the Purchaser fails to comply with the above requirements (i) through (iii), the Seller may, but is not obligated to, take such actions as it deems necessary to effectuate the provisions of this Section
2.09. Notwithstanding the foregoing, this Section 2.09 shall not apply to any litigation in which the Seller is named a party defendant.

          (b) Any costs and legal fees incurred by the Seller in connection with such litigation or other legal proceeding from and after the date of this Agreement, including without limitation any fees and costs incurred by the Seller in connection with the Purchaser's failure to comply with the above requirements, shall be reimbursed by the Purchaser and the Purchaser hereby indemnifies the Seller therefor. If, after the Closing Date, either party receives an invoice for any legal fees and costs incurred in connection with such litigation or other legal proceeding that are payable by the other party, then the party receiving such invoice shall promptly forward such invoice to the other party and such other party shall pay directly or, in the event the party receiving such invoice has paid the amounts due thereon, reimburse the party receiving the invoice promptly, but not later than ten (10) Business Days following receipt of such invoice.

          (c) If the Purchaser shall receive any pleadings relating to any REO Property that name the Seller as a party, then immediately following receipt of any such pleadings the Purchaser shall notify the Seller thereof and promptly deliver copies of such pleadings to the Seller and otherwise comply with the provisions of this Section 2.09.

                        Real Estate Purchase Agreement

          Section 2.10  Continuing Cooperation; Subsequent Documentation.
                        ------------------------------------------------

          At any time, and from time to time after the Closing Date, upon the reasonable request of either party hereto, and at the expense of such party, the other party shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required in order to accomplish any provision herein, including without limitation the assignment of any financing statements, guarantees and the like. In addition, in the event that the Seller determines subsequent to the Closing Date that it needs access to any documents relating to an REO Property for accounting, tax, litigation or other purposes, the Purchaser shall promptly provide copies of such documents to the Seller, to the extent in the Purchaser's possession, and at the Seller's expense.

                                  ARTICLE III



                   REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Section 3.01  General Representations and Warranties of the Seller.
                        ----------------------------------------------------

          The Seller represents and warrants to the Purchaser that as of the date hereof and as of the Closing Date:

                  (i) Due Organization.  The Seller is a federal savings bank,
                      ----------------
          duly chartered, validly existing and in good standing under the federal laws of the United States.

                  (ii) Authorization; Binding Obligation.  The Seller has the
                       ---------------------------------
          corporate power and authority to hold each REO Asset, to sell each REO Asset, to execute, deliver and perform this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally (including laws and regulations affecting the rights of creditors of federal savings banks) and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iii)  No Conflict.  The consummation of the transactions
                         -----------
          contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any material agreement or instrument to which the Seller is now a party, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, which conflict, breach, default, acceleration or violation would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                  (iv) No Litigation.  Except for unlawful detainer actions and
                       -------------
          actions under the United States Bankruptcy Code against a tenant of an REO Property, and

                        Real Estate Purchase Agreement
          except as set forth in Schedule 3.01(iv) hereto, there is no action, suit proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller or relating to any REO Asset, which challenges, relates to, or adversely affects the right, title or interest of the Seller in or to such REO Asset or, if determined adversely to the Seller, would prevent the consummation of the sale of such REO Asset to the Purchaser as contemplated hereby.

                  (v) No Consent Required.  No consent, approval, authorization
                      -------------------
          or order of any court or governmental agency is required for the execution and delivery of this Agreement by the Seller or for the performance by the Seller of its obligations hereunder or, if required, such consent, approval, authorization or order will have been obtained prior to the Closing Date.

                  (vi) Foreign Person.  The Seller is not a foreign person
                       --------------
          within the meaning of Section 1445(f) of the Internal Revenue Code, and the Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service in connection with such declaration.

                  (vii)  No Delinquencies.  To the best knowledge of the Seller,
                         ----------------
          except as disclosed in the Due Diligence Materials, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other similar delinquent charges adversely affecting any REO Property that gives rise to a lien thereon.

                  (viii)  Condemnation.  To the best of the Seller's knowledge,
                          ------------
          there is no proceeding pending or threatened for the total or partial condemnation of any REO Property so as to adversely affect the value of the REO Property or the use for which the Premises were intended.

  Section 3.02  Representations and Warranties as to the REO Properties.
                -------------------------------------------------------

          The Seller hereby represents and warrants to the Purchaser that as of the Closing Date:

               (i) True Information.  The information set forth on the REO
                   ----------------
          Property Schedule is true and correct in all material respects.

               (ii)  Ownership and Title.  With respect to each REO Property,
                     -------------------
          the Seller has good title thereto and is the sole owner thereof, free and clear of any other ownership interest or participation interest in favor of any other Person, subject only to Permitted Encumbrances.

               (iii)  No Delinquencies.  To the best knowledge of the Seller,
                      ----------------
          except as disclosed in the Due Diligence Materials, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other similar delinquent charges adversely affecting any REO Property that gives rise to a lien thereon.

               (iv) Condemnation.  To the best of the Seller's knowledge, there
                    ------------
          is no proceeding pending or threatened for the total or partial condemnation of any REO Property so as to adversely affect the value of the REO Property or the use for which the Premises were intended.

                        Real Estate Purchase Agreement

               (v) Investors' Review File.  To the best of the Seller's
                   ----------------------
          knowledge, each Investors' Review File contains all information in the Seller's possession or under the Seller's control which is material to an evaluation of the related REO Preperty. The Seller makes no representation or warranty as to the accuracy of information contained in documents or papers in an Investors' Review File which have been provided to the Seller by third persons. The Seller makes no representation or warranty as to any opinion of value contained in the Investors' Review File. The Purchaser acknowledges that the Investors' Review File may not include all opinions of value in the Seller's possession, if any.

                                    ARTICLE IV



                         REPRESENTATIONS, WARRANTIES AND

                            COVENANTS OF THE PURCHASER

          Section 4.01  Representations and Warranties of the Purchaser
                        -----------------------------------------------

          The Purchaser represents and warrants to the Seller that as of the date hereof and as of the Closing Date:

                  (i) Due Organization.  The Purchaser has been duly organized
                      ----------------
          and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

                  (ii) Authorization; Binding Obligation.  The Purchaser has the
                       ---------------------------------
          corporate power and authority to execute, deliver and perform this Agreement and to enter into and consummate all the transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding inequity or at law).

                  (iii)  No Conflict.  The consummation of the transactions
                         -----------
          contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or any material agreement or instrument to which the Purchaser is now a party, or constitute a default or result in an acceleration under any of the foregoing, or result in violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, which conflict, breach, default, acceleration or violation would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

                  (iv) No Litigation.  There is no action, suit proceeding or
                       -------------
          investigation pending or, to the Purchaser's knowledge, threatened against the Purchaser, which, if determined adversely to the Purchaser, would prevent the consummation of the purchase of the REO Assets by the Purchaser as contemplated hereby.

                        Real Estate Purchase Agreement

                  (v) No Consent Required.  No consent, approval, authorization
                      -------------------
          or order of any court or governmental agency is required for the execution and delivery of this Agreement by the Purchaser or for the performance by the Purchaser of its obligations hereunder or, if required, such consent, approval, authorization or order will have been obtained prior to the Closing Date.

                  (vi) Decision to Purchase.  The Purchaser is a sophisticated
                       --------------------
          investor and its bid and decision to purchase the REO Assets are based upon its own independent evaluations of the Due Diligence Materials and other materials deemed relevant by the Purchaser and its agents. The Purchaser has had an opportunity to examine the Properties and hereby accepts the physical condition and state of repair thereof.
          The Purchaser hereby expressly acknowledges that it is fully aware of the physical condition and state of repair of the Properties and has inspected the Properties to the extent it has deemed necessary and agrees to purchase the REO Assets taking into account the related Properties in their "as is" condition "with all faults" as of the Closing Date, except to the extent that the Seller has expressly made a representation or warranty in this Agreement. The Purchaser is entering into this Agreement based solely upon such evaluations and inspections, and has not relied upon any oral or written information or any representations or warranties whatsoever from the Seller or any of its respective employees, affiliates, agents or representatives, other than the representations and warranties of the Seller expressly contained herein. WITHOUT LIMITATION OF THE FOREGOING, THE PURCHASER ACKNOWLEDGES THAT THE SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, AS TO THE REO PROPERTIES (INCLUDING, WITHOUT LIMITATION, THE VALUE, MARKETABILITY, CONDITION OR FUTURE PERFORMANCE THEREOF, THE EXISTENCE OF ANY LEASES OR THE STATUS OF ANY TENANCIES OR OCCUPANCIES WITH RESPECT THERETO, THE APPLICABILITY OF ANY RENT CONTROL OR RENT STABILIZATION LAWS, OR THE COMPLIANCE OR LACK OF COMPLIANCE THEREOF WITH ANY LAWS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL AND LAND USE OR OCCUPANCY LAWS) OR OTHERWISE, AND THAT NO EMPLOYEE OR REPRESENTATIVE OF THE SELLER HAS BEEN AUTHORIZED TO MAKE ANY STATEMENTS OR REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT.

                  (vii)  Environmental Risks.  The Purchaser acknowledges and
                         -------------------
          agrees that there may be certain environmental issues and/or risks with respect to an REO Property (including the Premises) which may or may not be visible or apparent and which may or may not be above or below the surface thereof. Any materials relating to environmental conditions which may be in the Investors' Review File or is otherwise provided or made available by the Seller, is provided with no representations whatsoever as to the accuracy, completeness or timeliness of any information contained in such report or materials, or the expertise with which they were prepared. The Purchaser acknowledges that the Seller has not prepared or warranted such information, and that the Seller shall have no liability whatsoever in connection with such report or materials.

                 (viii)  Purchaser's Intent.  Purchaser is acquiring the REO
                         ------------------
          Properties with the objective of prudent divestiture of the REO Properties, not with a view to operation of the REO Properties on a long-term basis. During the time that

                        Real Estate Purchase Agreement

          Purchaser is an "affiliate" of Seller, as defined in regulations of the Office of Thrift Supervision, and the Purchaser Notes are held by the Seller, Seller shall be engaged only in activities described in
          Section 1467a(c)(2)(F)(i) of the Home Owners' Loan Act.

                  (ix) Purchaser's Release of Seller.  The Purchaser, for
                       -----------------------------
          itself, its successors and its assigns, hereby releases and discharges the Seller and its officers, directors, employees, successors and assigns from and against any and all claims, demands, liabilities, obligations, damages, actions, causes of action, judgments, liens, bonding requirements, losses, expenses, fines, charges, penalties, administrative and judicial proceedings and orders, and enforcement actions of every kind, including attorneys' fees and court costs ("Claims"), known or unknown, present or future, fixed or contingent,
          --------
          against the Seller at any time by reason of or arising out of the violation of the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws by any Person, or the presence of hazardous materials on any REO Property.

                    The Purchaser, for itself, its successors and its assigns, hereby agrees, represents, and warrants that the matters released in this Section 4.01(viii) are not limited to matters that are known or disclosed, and the Purchaser hereby waives any and all rights and benefits that it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California (or any other statute or common law principles of similar effect), which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                    In this connection, the Purchaser hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims that are presently unknown, unanticipated, and unsuspected, and it further agrees, represents, and warrants that this release has been negotiated and agreed upon in light of that realization and it nevertheless hereby intends to release, discharge, and acquit the Seller and its officers, directors, employees, successors and assigns from any such unknown Claims described in the first paragraph of this
          Section 4.01(viii).

                                   ARTICLE V

                               CONDITIONS PRECEDENT

          Section 5.01  Conditions Precedent To Be Performed by the Seller.
                        --------------------------------------------------

          As a condition to the obligations of the Purchaser to purchase the REO Assets, the Seller shall deliver or cause to be delivered to the Purchaser on or before the Closing Date the following documents:

                  (i) the documents described in Section 2.04;

                        Real Estate Purchase Agreement

                  (ii) an officer's certificate of the Seller, dated as of the Closing Date, certifying to (a) the resolutions of the board of directors of the Seller authorizing its sale of the REO Assets and the other transactions contemplated hereby and the execution and delivery of all documents described herein, (b) the authority of the officer(s) signing on behalf of the Seller, and (c) the continued accuracy in all material respects of the representations and warranties contained in this Agreement as if such representations and warranties were made by the Seller on the Closing Date; and

                  (iii) an opinion of counsel (which may be internal counsel) to the Seller, dated as of the Closing Date, to the effect that: (a) the Seller is a federal savings bank, duly chartered, validly existing and in good standing under the federal laws of the United States; (b) this Agreement has been duly authorized, executed and delivered on the part of the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally (including laws and regulations affecting the rights of creditors of federal savings banks) and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), subject to customary assumptions and qualifications; (c) the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any material agreement or instrument to which the Seller is now a party and known to such counsel, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject and known to such counsel, which conflict, breach, default, acceleration or violation would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement; (d) except as described on a schedule to the Agreement, there is no action, suit, proceeding or investigation pending or threatened against the Seller or relating to any REO Asset and known to such counsel, which, if determined adversely to the Seller, would prevent the consummation of the sale of the REO Assets to the Purchaser as contemplated hereby; and (e) no consent, approval, authorization or order of any court or governmental agency is required for the execution and delivery of this Agreement by the Seller or for the performance by the Seller of its obligations hereunder or, if required, such consent, approval, authorization or order will have been obtained prior to the Closing Date.

          Section 5.02  Conditions Precedent To Be Performed by the Purchaser.
                        -----------------------------------------------------

          As a condition to the obligations of the Seller to sell the REO Assets, the Purchaser shall deliver or cause to be delivered to the Seller on or before the Closing Date the following documents:

                  (i) an officer's certificate of the Purchaser, dated as of the Closing Date, certifying to (a) the resolutions of the board of directors of the Purchaser authorizing its purchase of the REO Assets and the other transactions contemplated hereby and the execution and delivery of all documents described herein, (b) the authority of the officer(s) signing on behalf of the Purchaser, and (c) the continued accuracy in all material respects of the representations and warranties contained in

                        Real Estate Purchase Agreement
          this Agreement as if such representations and warranties were made by the Purchaser on the Closing Date; and

                  (ii) an opinion of counsel (which may be internal counsel) to the Purchaser, dated as of the Closing Date, to the effect that: (a) the Purchaser is corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) this Agreement and each of the Purchaser Loan Documents has been duly authorized, executed and delivered on the part of the Purchaser and, assuming due authorization, execution and delivery by the Seller, each constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), subject to customary assumptions and qualifications; (c) the consummation of the transaction contemplated by this Agreement and the Purchaser Loan documents will not conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or any material agreement or instrument to which the Purchaser is now a party and known to such counsel, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject and known to such counsel, which conflict, breach, default, acceleration or violation would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement; (d) there is no action, suit, proceeding or investigation pending or threatened against the Purchaser and known to such counsel, which, if determined adversely to the Purchaser, would prevent the consummation of the purchase of the REO Assets by the Purchaser as contemplated hereby; and (e) no consent, approval, authorization or order of any court or governmental agency is required for the execution and delivery of this Agreement or the Purchaser Loan Documents by the Purchaser or for the performance by the Purchaser of its obligations under this Agreement and the Purchaser Loan Documents or, if required, such consent, approval, authorization or order will have been obtained prior to the Closing Date.

                                   ARTICLE VI

                             MISCELLANEOUS PROVISIONS

          Section 6.01  Governing Law; Jurisdiction; Consent to Service of
                        --------------------------------------------------
                        Process.
                        --------

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, United States of America. Each of the parties hereto hereby irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of California and the federal courts of the United States of America for the Central District of California for the purpose of any action or proceeding relating to this Agreement; (ii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum in any action or proceeding in any such court; (iii) agrees that a final judgment in any action or proceeding in any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and (iv) consents to service of process upon it by mailing a copy thereof by certified mail addressed to it as provided for notices hereunder.

                        Real Estate Purchase Agreement

          Section 6.02  Hart-Scott-Rodino.
                        -----------------

          The Purchaser and the Seller agree to cooperate in connection with the preparation, signing and filing of any documents which counsel to the Purchaser or the Seller advises are necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and each acknowledge and agree that the Closing Date shall be postponed, to the extent necessary, to comply with the requirements of such Act, if applicable to the transactions contemplated herein.

          Section 6.03  Confidentiality.
                        ---------------

          Neither party to this Agreement (or employee or agent under its control) shall without the prior written consent of the other disclose to any third party any information regarding this Agreement or the transactions contemplated herein, except to the extent that such disclosure is (i) required to effect the transactions contemplated herein, (ii) made to an affiliate of the Purchaser, (iii) required by law or regulation, (iv) necessary to permit the audit of the accounts of a party hereto, (v) made to notify a third party of the ownership of the REO Asset by the Purchaser, without disclosing other terms of this Agreement, or (vi) made in order to initiate, defend or otherwise pursue legal proceedings between the parties regarding this Agreement or the transactions contemplated hereby. This Agreement shall not, and no memorandum or other document relating to this Agreement shall, be recorded without the prior written consent of the Seller.

          Section 6.04  Broker's Fees.
                        -------------

          In the event that any REO Property is subject to a listing agreement between the Seller and a broker, the Seller shall be solely responsible for the payment of any fee, commission or other compensation payable pursuant to any such listing agreements based upon a sale of such REO Property to the Purchaser.

          Section 6.05  Notices.
                        -------

          Any notices or other communications permitted or required hereunder shall be in writing and shall be personally delivered or mailed by certified mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or facsimile and confirmed by a similar mailed writing, to the following addresses, or such other address as may hereafter be furnished in writing:

               (i)  in the case of the Seller,

                    Fidelity Federal Bank, F.S.B.
                    4565 Colorado Boulevard
                    Los Angeles, California 90039
                    Attention:  Thomas W. Carter
                                Executive Vice President,
                                Chief Credit Officer

                    Facsimile: (818) 549-3002

                    with a copy to:

                    Fidelity Federal Bank, F.S.B.
                    Legal Department
                    600 N. Brand Boulevard

                        Real Estate Purchase Agreement

                    Glendale, California 91209
                    Attention:  Frederick I. Fox, Esq.

                    Facsimile: (818) 549-3773

               (ii) in the case of the Purchaser,

                    Citadel Realty, Inc.
                    600 N. Brand Boulevard
                    Glendale, California  91209
                    Attention:  Steve Wesson

                    with a copy to:

                    Pacific Theatres
                    120 N. Robertson Boulevard
                    Los Angeles, California  90048
                    Attention:  Ira Levin, Esq.

Notices shall be effective on receipt.

          Section 6.06  Severability of Provisions.
                        --------------------------

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 6.07  Schedules and Exhibits.
                        ----------------------

          The schedules and exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          Section 6.08  Waivers and Amendments.
                        ----------------------

          This Agreement may be amended, supplemented, canceled or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 6.09  No Third Party Rights.
                        ---------------------

          This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto.

                        Real Estate Purchase Agreement

          Section 6.10  Successors and Assigns.
                        ----------------------

          This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their respective successors and assigns; provided,
                                                                      --------
however, that (i) notwithstanding any assignment by the Purchaser or the Seller,
- - -------
such party shall remain liable for its obligations hereunder, and (ii) the Purchaser shall not assign its rights under this Agreement prior to the Closing Date without the prior written consent of the Seller, in its sole discretion.

          Section 6.11  Captions.
                        --------

          All section titles or captions contained in this Agreement or in the schedules and exhibits annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

          Section 6.12  Counterparts.
                        ------------

          This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          Section 6.13  Entire Agreement.
                        ----------------

          This Agreement (including the schedules and exhibits annexed hereto or referred to herein and the agreements executed and delivered pursuant to the terms hereof) contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

          Section 6.14  No Merger.
                        ---------

          Unless otherwise expressly provided herein, the representations, warranties, covenants and agreements shall survive the Closing, the sale of REO Assets contemplated hereby and the delivery of any deeds or other documents in connection herewith.

                        Real Estate Purchase Agreement

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    FIDELITY FEDERAL BANK, F.S.B.


                                    By: /s/ Thomas W. Carter
                                       -----------------------------------
                                       Name:  Thomas W. Carter
                                       Title: Executive Vice President
                                              Chief Credit Officer

                                    CITADEL REALTY, INC.


                                    By: /s/ Steve Wesson
                                       -----------------------------------
                                       Name:  Steve Wesson
                                       Title: President and Secretary

                        Real Estate Purchase Agreement

                                Schedule 1.01-A
                                ---------------

                              REO Property Schedule

        REO Property                 Loan No.        Property Type         Allocated Price
        ------------                 --------        -------------         ---------------
Camelback Arboleda Office                             Commercial              $5,934,000
Complex ("Camelback")
1661 Camelback Rd.
Phoenix, AZ

Los Feliz Village Apartments         3027749          Multi-family            $7,731,000
("Vesselich")                                         residential
3939 Vesselich Ave.
Los Angeles, CA 90039

Summer Glen Apartments               3027756          Multi-family            $4,940,000
("Harbor City")                                       residential
23200 S. Western Ave.
Harbor City, CA 90710

La Plaza ("Parthenia")               N/A               Multi-family           $1,217,000
21028 Parthenia Street                                 Residential
Canoga Park, CA


                        Real Estate Purchase Agreement

                               Schedule 2.07(c)
                               ----------------
                             CONSTRUCTION CONTRACT
                                 (Short Form)

     This CONSTRUCTION CONTRACT, entered into as of the date set forth opposite the signatures below, by and between

             Fidelity Federal Bank
             ("Owner"), with address of
             4565 Colorado Boulevard
             Glendale, California 91209

      and

             Powell Construction Consultants
             ("Contractor"), with address of
             3808 Rosecrans, Suite 479
             San Diego, California 92110

is for the purpose of engaging contractor to perform, or cause to be performed, the work described below for the compensation herein provided, all upon the terms and conditions set forth below.

                                  ARTICLE 1

                        Work; Compensation and Payment

     1.1 Contractor shall contract or perform at 21028 Parthenia Street, Canoga Park, California ("the property"), the following work:

Item 1

1. Contractor to remove stucco from front and rear building - first floor elevations only.

2. Contractor to inspect and install any hold-downs and/or connectors required in these areas.

3. Contractor to supply and install 3/8" 4x8 structural 1 grade plywood in these areas.

4. Contractor to sheer nail all structural plywood; nailing schedule to be determined by owner.

Item 2

1. Contractor to repair glass block window areas to match existing.

Item 3

1. Contractor to cut down and remove all stucco parapet walls in excess of 2 feet from roof deck.

2. Contractor to remove front elevation parapet wall to a height to match existing offset on front elevation parapet.

3. Contractor to finish all parapets with metal copeing to match existing.

4. Contractor to use existing metal bracing on all parapets, cutting down as required; no new roof penetrations to be allowed.

Item 4

1. Contractor to completely remove all stucco balcony railings from courtyard area.

2. Contractor to supply and install metal pipe railing to match existing in all balcony areas of removal.

3. Contractor to coat all pipes with rust-retardant primer.

4. Contractor to enamel coat all pipe railings to match existing.

Item 5

1. Contractor to patch existing decking and re-coat to match existing as required.

Item 6

1. Contractor to re-stucco all repaired areas to match existing in color and texture.

2. Contractor to stucco patch entire building exterior to match existing.

Item 7

1. Contractor to remove and haul all temporary shoring from balcony areas.

Such work shall be performed in a good, workmanlike manner and will be commenced on June 1, 1994 and will be completed on or before July 8, 1994.

     1.2 Contractor shall be paid, by Owner, the total sum of (not to exceed) $48,259.00, including all taxes, for the work under this Contract. Payment shall be made as follows: Progressive payments, final payment upon completion. All change orders or extras must be approved, in writing, by the Building Projects Department prior to commencing with any additions to the contract. No unauthorized extras will be paid.

              1.2.1 Each payment will be for 90% of the amount thereof, the balance (the remaining 10%) will be paid 35 days after completion and acceptance of the work by Owner. No payment will be made for any work yet to be performed. Contractor will submit invoices and lien releases sufficient to substantiate each request. Invoices must be original versions; facsimiles are not acceptable.

     1.3 Owner's agent for inspection of the Work shall be J. Curt Freeman or authorized representative.

     1.4 Contractor shall submit request for payment to Fidelity Federal Bank, 4565 Colorado Boulevard, Glendale California 91209, Attention: Elizabeth Odriozola. Contractor shall be paid within 15 business days after Owner's receipt of request for payment.

                                   ARTICLE 2

                             Insurance; Indemnity

     2.1 Contractor shall maintain, at all times while obligated to perform hereunder, a policy of combined single limit insurance coverage with bodily injury (including death of any person) and property damage of at least $500,000. Owner shall be named as an additional insured, and an endorsement to such effect shall be delivered to Owner prior to start of the work hereunder.

     2.2 Contractor hereby indemnifies and holds Owner and the Property free of, and harmless from, and shall defend against, any and all actions, liabilities, claims, and expenses (including attorneys' fees) for any injury or damage to person or property arising from Contractor's performance or acts hereunder.

     2.3 Contractor hereby indemnifies and holds Owner, the Property, and the work hereunder, free of, and harmless from, and shall defend against, any and all claims, actions, liabilities, liens and stop notices, and expenses (including attorney's fees) which result from services or material rendered to the Property at the request or order of Contractor.

                                   ARTICLE 3
                             Substitution Form W-9

     3.1 A Request for Taxpayer Identification Number-Substitution Form W-9 is a requirement as part of the execution of the contract. This form is required to process payments made by Fidelity Federal Bank.

                                   ARTICLE 4
                              Working Conditions

     4.1 Contractor shall perform hereunder in good and workmanlike manner, and to the satisfaction of the owner, and in connection therewith shall comply with all laws, ordinances, and directions of governmental agencies having jurisdiction over the Property and the work hereunder.

     4.2 Contractor shall use due diligence in performing under this Contract so as to protect the Property (and all improvements therein), adjoining property and all persons and property at or near the performance area of Contractor. Contractor shall promptly, and at his expense, repair, replace or otherwise restore property and improvements damaged by its employees, equipment, subcontractors, suppliers, and the like.

     4.3 Until the work of Contractor hereunder is accepted by Owner, Contractor shall bear the risk of injury or damage thereto. Contractor shall remove all work not accepted by Owner or an inspecting agency which is not in conformity with this Contract, and promptly replace or re-perform its own work in accordance with this Contract; such action shall be at the expense of Contractor.

                                   ARTICLE 5
                                   Warranty

     5.1 Contractor hereby represents and warrants to Owner that (i) the equipment and material incorporated into the work hereunder is in conformity with the requirements of this Contract and (ii) all labor and services under this Contract have been performed in a good workmanlike manner. The aforesaid representations and warranties shall expire one (1) year after acceptance by Owner of Contractor's work hereunder.

                                   ARTICLE 6
                                    Default

     6.1 Each of the following shall constitute a "default" by Contractor hereunder:

          6.1.1 Failure of Contractor to (i) make prompt payment for labor and materials required for performance hereunder, (ii) supply enough workmen or materials to timely perform hereunder, or (iii) comply with this Contract generally or any law, ordinance or the like applicable to this Contract or the work hereunder.

          6.1.2 Any (i) attachment, execution or other judicial levy upon the assets of Contractor, (ii) assignment of the benefits of this Contract for the direct or indirect benefit of creditors of Contractor, (iii) any agreement whereby Contractor loses control of its business to a committee of its creditors, (iv) judicial appointment of a receiver, trustee, or similar officer to take possession of the business or assets of Contractor, or (v) filing of any petition by or against Contractor under any chapter of the Federal Bankruptcy laws or the commencement of a case or proceeding under such laws.

     6.2 If any default occurs, and without prejudice to any other remedy Owner may have, Owner may terminate Contractor's performance hereunder upon 24 hours prior written notice. Thereupon, Owner may take such action deemed necessary to effect completion of the Contract Work. Contractor shall pay to Owner all of the costs incurred by Owner to effect such completion in excess of the balance of this Contract.

                                   ARTICLE 7
                              Special Provisions

     7.1 If the within Contract is to be construed and enforced in the State of California, the following provision shall be applicable:

          7.1.1 CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY THE CONTRACTOR'S STATE LICENSE BOARD. ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTRAR OF THE BOARD WHOSE ADDRESS IS: CONTRACTOR'S LICENSE BOARD, 1020 "N" STREET, SACRAMENTO, CALIFORNIA 95814.

                                   ARTICLE 8
                              General Provisions

     8.1 If at any time, any controversy should arise between Owner and Contractor regarding anything pertaining to this Contract, and which the parties hereto do not promptly adjust and determine, then the written orders from Owner to Contractor shall be followed.

     8.2 The waiver by Owner of any default of the terms of this Contract shall not be deemed a waiver of any subsequent default. The remedies and rights of Owner, in the event of any default hereof by Contractor, are cumulative.

     8.3 Nothing contained in this Contract shall be deemed or construed to create the relationship of principal and agent or joint venture as between Owner and Contractor, it being agreed and understood that the only relationship between the parties is that of independent contractor.

     8.4 Whenever the context so requires, the masculine gender includes the feminine and the neuter as the case may require and vice versa, and the singular number includes the plural.

     8.5 Notices, demands, and requests required or desired to be given hereunder shall be in writing and delivered either personally or by deposit into the U.S. Mail, postage prepaid, certified or registered mail, return receipt requested, or by recognized overnight air courier addressed to the party at its address at the beginning hereof.

     8.6 Contractor shall not assign this Contract, or any rights, benefits, or monies due or to become due to Contractor hereunder. Nothing herein shall preclude or prohibit Owner from assigning or transferring the whole or any part of this Contract.

     8.7 If either party commences litigation against the other for (i) the specific performance of this Contract, (ii) damages for the breach hereof, or
(iii) the enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such court costs, reasonable attorneys' fees and other costs, if any, incurred thereby.

     8.8 The Article headings of this Contract are for convenience only, and shall not be considered or referred to in resolving questions of interpretation or construction.

     8.9 This Contract supersedes all prior negotiations, proposals and understandings, if any, of the parties hereto, and constitutes the entire understanding of the parties with reference to the work to be performed under this Contract. This Contract shall not be modified except by a writing signed by all of the parties.

     8.10 Contractor shall give all notices and comply with all laws, ordinances, rules and regulations bearing on the conduct of the work as planned and specified by this Contract.

     8.11 This Contract and all of the representations, warranties and conditions herein contained shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, assigns or other successors in interest (to the extent permitted hereunder) of each of the parties hereto.

     8.12 This Contract shall be construed and enforced in accordance with the laws of the State where the Property is located and work is to be performed.

     IN WITNESS WHEREOF, this Contract has been executed as of the date set forth below.

OWNER:                                     CONTRACTOR:

By:     ^^^                                By:             ^^^
  ----------------------------------         ----------------------------------

Title:  Vice President                     Title:  Owner
     -------------------------------            -------------------------------

                                           Dated:  5/24/94
                                                 ------------------------------

                                                           Contract #1
                                                           Change Order #929-1/1

                               CHANGE AGREEMENT
                                    BETWEEN


FIDELITY FEDERAL BANK                      Powell Construction Co.
4565 COLORADO BOULEVARD       and          3808 Rosecrans
P.O. BOX 1631                              San Diego, Ca 92110
GLENDALE, CALIFORNIA 91209


Date: 6/30/94                              PROPERTY ADDRESS:
                                           21028 Parthenia St.
REO #: 929                                 Canoga Park, California


Approval is requested of the following changes from the original contract:

CONTRACTOR TO: Supply and install all additional sheer paneling, metal straps, and holdowns required by the City of Los Angeles and Engineering Design Group, including second and third floors.

                            TOTAL AMOUNTS: $35,108

Signed:                                    Approved: FIDELITY FEDERAL BANK

CONTRACTOR                                 BY

             [LETTERHEAD OF NORTH COUNTY ENGINEERING DESIGN GROUP]

Date:      May 12, 1994

To:        Mr. Warren Pyrtle
           FIDELITY FEDERAL BANK
           700 North Central, 5th Floor
           Glendale, CA 91203

Re:        Condominium Complex Located at 21028 Parthenia, Canoga Park, CA.

Subject:   Proposal for Engineering Services.

Reference: "Phase I Geotechnical\Structural Reconnaissance of Property, prepared by The Engineering Design Group, Job No: 94617-3, and dated April 18, 1994".

INTRODUCTION
- - ------------

Per the recommendations noted in above reference, we are submitting this proposal to provide engineering services consisting of structural analysis & mitigative design upgrade of the earthquake damage to the referenced property. This proposal is based on our Field visit on 04/15/94 and associated structural evaluation of the existing complex condition.

SCOPE OF SERVICES
- - -----------------

Our proposed scope of services will consist of providing field evaluation, structural calculations, and restoration construction documents (blueprints) as follows:

     . Structural investigation of existing field conditions and data collection for limited restoration document preparation.
     . Limited Restoration Structural Calculations.
     . Structural restoration documents required for:
          . Interior Balconies
          . Parapet walls
          . Street level sheer wall systems (north & west elevations)
          . Miscellaneous Structural Details
     . Structural Specifications

SCHEDULING
- - ----------

We agree to complete all documents ready for submittal (15) working days after commencing work. We will commence work within (1) working day, subsequent to our receipt of one signed copy of this proposal, the attached "Work Authorization and Agreement," and retainer of two thousand dollars ($2,000.00).

FEES
- - ----

Our fee to conduct the above-described services for the referenced project will be a fixed fee amount of six thousand one hundred twenty five dollars ($5,925.00) and is divided as follows:

.  Structural Field Investigation     $1,000.00
.  Structural Calculations            $3,425.00
.  Restoration Plan Preparation       $1,500.00
=============================================================
   Total                              $5,925.00

Please note that permit & plan submittal fees are not included in our fees.

The fee will be billed as follows:

   . A ($2,000.00) retainer to be paid with the authorization to proceed. . Final payment of remaining balance upon completion of package.

FIELD QUALITY CONTROL/PLAN SUBMITTAL
- - ------------------------------------

Field quality control and plans submittal will be provided on time & material basis at the rate of $75.00/Hr and $45.00/Hr respectively.

By signing this proposal and the attached "Work Authorization and Agreement," you agree to the terms stated herein this agreement.

Very truly yours,

NORTH COUNTY ENGINEERING DESIGN GROUP     Authorization to Proceed

/s/ Steven Norris                            ^^^^^
- - -------------------------------           ------------------------
Steven Norris
RCE # 47672

Attachment: Work Authorization and Agreement

                       WORK AUTHORIZATION AND AGREEMENT
                           --ENGINEERING SERVICES--

Please Sign and Return One Copy to:

                     NORTH COUNTY ENGINEERING DESIGN GROUP
                               475 Carmel Street
                             San Marcos, CA 92069

 1.  PROJECT NAME: CONDOMINIUM PROJECT

 2.  PROJECT ADDRESS: 21028 Parthenia, Canoga Park, CA.

 3.  PROJECT DESCRIPTION: MULTI-UNIT (EARTHQUAKE DAMAGE)

 4.  CLIENT NAME: FIDELITY FEDERAL BANK

 5.  CLIENT ADDRESS: P.O. Box 1631, Glendale, CA 91209-1631

 6.  AUTHORIZED AGENT: Warren Pyrtle PHONE: 1-818-551-7426

 7.  SCOPE OF WORK: (SEE PROPOSAL DATED May 3, 1994)

 8.  FEE: $5,925.00 (FIXED FEE)

 9.  PORTION OF FEE DUE IN ADVANCE OF WORK (RETAINER): $2,000.00

10.  REPORT DISTRIBUTION: CLIENT: 3 STAMPED COPIES             OTHER:

11.  BILLING ADDRESS: P.O. Box 1631, Glendale, CA 91209-1631

12.  CONDITIONS OF AGREEMENT:

     This document constitutes an agreement between FIDELITY FEDERAL BANK, hereafter referred to as the Client, and THE NORTH COUNTY ENGINEERING DESIGN GROUP, hereafter referred to as the Consultant, and authorizes the Consultant to perform the scope of work described above and in the attached proposal dated February 8, 1994. The terms and conditions stated on the reverse side of this document and the attached proposal are by reference made part of this agreement.

                             --SEE REVERSE SIDE--

                             SCHEDULE 2.04(a)(iii)

Estimated Apportionment -- Investor Portion
Citadel Realty
Prepared 7/29/1994

                                     INCOME       EXPENSE       SECURITY
                                      SHARE        SHARE        DEPOSITS
                                    --------      ---------     ----------
325  Arboleda                        55,353         31,310       40,630.65

502  Veselich                        39,835         18,304       67,414.02

929  Parthenia                        1,996          3,558          600.00

769  Western                         27,464         14,661       38,730.00

            TOTAL                   124,648         67,833      147,374.67

                               Schedule 3.01(iv)
                               -----------------



                                  Litigation

                                     NONE

                        Real Estate Purchase Agreement

                                Exhibit 1.01-A

                                    Form of
                  Assignment of Intangible Personal Property

                       ASSIGNMENT OF GENERAL INTANGIBLES,
                              LICENSES AND PERMITS
                      -----------------------------------

            THIS ASSIGNMENT OF GENERAL INTANGIBLES, LICENSES AND PERMITS ("Assignment") is made as of the ___ day of __________, 1994, by and between Fidelity Federal Bank, a Federal Savings Bank ("Assignor"), and Citadel Realty, Inc., a Delaware corporation ("Assignee").

            A. Contemporaneously with the execution and delivery of this Assignment, Assignor has sold and conveyed to Assignee certain real property and improvements located thereon, if any (collectively, "Property"), pursuant to that certain Real Estate Purchase Agreement dated August__, 1994 between Assignor and Assignee (the "Purchase Agreement").

            B. It is a condition to the consummation of the transactions contemplated by the Purchase Agreement that Assignor and Assignee enter into this Assignment.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            1.  Recitals.  The foregoing recitals are hereby incorporated herein
                --------
  by reference as if fully set forth at this point in the text of this Assignment.

            2.  Transfer and Assignment.  Assignor does hereby sell, transfer,
                -----------------------
  assign, deliver, grant and convey unto Assignee, its successors and assigns, all of Assignor's right, title and interest in, to and under the following property and rights (collectively, "Assigned Items"), all of which are located in or about, pertain to or are related to the Property:

            (a) All surveys, site plans, engineering, architectural, structural, electrical, mechanical and other plans, specifications, drawings, if any, and all other documentation of any type relating to the construction, maintenance and/or operation of the Property.

            (b) To the extent assignable without the consent of any third party, all warranties and guarantees, if any, from any and all parties in connection with the construction, maintenance and operation of the Property, or in connection with any fixtures or equipment located on the Property.

            (c) To the extent legally assignable, all licenses, permits, authorizations, approvals, registrations, certificates of occupancy and like authorizations issued by any governmental authority, federal, state or local, in connection with the Property.

            3.  Headings.  The headings used in this Assignment are for purposes
                --------
  of convenience only and shall not be used in construing the provisions hereof.

                        Real Estate Purchase Agreement

            4.  Covenant Of Further Assurances.  The parties hereto agree to
                ------------------------------
  execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Assignment.

            6.  Governing Law.  This Assignment shall be governed by and
                -------------
  construed in accordance with the laws of the State of California.

            7.  Severability.  The provisions of this Assignment shall be deemed
                ------------
  severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the day and year first above written.

                                 ASSIGNOR:
                                 --------

                                 FIDELITY FEDERAL BANK
                                 a Federal Savings Bank



                                 By:    ____________________________
                                 Name:  ____________________________
                                 Title: ____________________________

                                 ASSIGNEE:
                                 --------

                                 CITADEL REALTY, INC.,
                                 a Delaware corporation



                                 By:    ____________________________
                                 Name:  ____________________________
                                 Title: ____________________________

                        Real Estate Purchase Agreement

                                   Exhibit A
                                   ---------

                          [PROPERTY NAME AND ADDRESS]



         [Fidelity will attach an Exhibit A page for each REO Property]

                        Real Estate Purchase Agreement

                                Exhibit 1.01-B

                                    Form of
                                 Bill of Sale

                                  BILL OF SALE
                                  ------------

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fidelity Federal Bank, a Federal Savings Bank ("Seller"), does hereby sell and deliver unto Citadel Realty, Inc. ("Purchaser"), all of Seller's right, title and interest in all of the tools, equipment, supplies, inventory, fixtures and equipment not deemed or constituting realty, as well as all furniture, furnishings, and all other like items of personal property which as of the date hereof are located on or used exclusively in connection with the real property described on Exhibit 1 attached hereto, but expressly not including any personal property that may belong to any tenant or property manager of such real property.

            IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of this ____ day of July, 1994.

                                 SELLER:

                                 FIDELITY FEDERAL BANK,
                                 a Federal Savings Bank



                                 By:___________________________


                                 Its:__________________________

                        Real Estate Purchase Agreement

                                   Exhibit 1
                                   ---------

                               Legal Description



        [Fidelity will attach a legal description of each REO Property]

                        Real Estate Purchase Agreement